CLYDE BAILEY P.C.
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                                                   Certified Public Accountant
                                                      10924 Vance Jackson #404
                                                      San Antonio, Texas 78230
                                                          (210) 699-1287(ofc.)
                                          (888) 699-1287  (210) 691-2911 (fax)

                                                                       Member:
                                                   American Institute of CPA's
                                                        Texas Society of CPA's



October 22, 2002

I consent to the use, of my report dated September 13, 2002, in the Form SB2, on the financial statements of Sport Show Promotions, Inc., dated June 30,2002 and December 31, 2001, included herein and to the reference made to me.


/s/ Clyde Bailey
Clyde Bailey